UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.   Entry into a Material Definitive Agreement.

Portfolio of Seven Hotels

On March 16, 2010, we caused one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”) to enter into a series of purchase contracts for the potential purchase of seven hotels.  The table below describes these hotels:

Hotel Location	Franchise	Seller	Number of Rooms	Purchase Price
Boise, ID	Hampton Inn & Suites	Boise Lodging Investors, LLC	186	$22,370,000
Rogers, AR	Hampton Inn	Rogers Lodging Associates, LLC	122	8,500,000
Rogers, AR	Homewood Suites	Rogers Lodging Associates 58, LLC	126	12,000,000
St. Louis, MO	Hampton Inn	St. Louis Lodging Associates, LLC	190	23,000,000
St. Louis, MO	Hampton Inn & Suites	Forest Park Lodging Associates, LLC	126	16,000,000
Kansas City, MO	Hampton Inn	Liberty Lodging Associates, LLC	122	10,130,000
Oklahoma City, OK	Hampton Inn & Suites	OKC-Bricktown Lodging Associates, LLC	200	32,000,000
TOTAL			1,072	$124,000,000

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contracts.  The aggregate initial deposits for the hotels listed above totaled $875,000.  These initial deposits are refundable to our purchasing subsidiary if it elects to terminate the purchase contracts during the “review period”, which ends on April 30, 2010.  In the event our purchasing subsidiary does not elect to terminate the purchase contracts during the review period, our purchasing subsidiary is required to make additional deposits in the aggregate amount of $875,000 within three (3) business days after the expiration of the review period.

The initial deposits under the purchase contracts have been funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).  It is expected that the additional deposits and payment of the purchase price under each of the purchase contracts (other than the debt described below) would also be funded, if a closing occurs, by the Company’s ongoing offering of Units.

The purchase contracts also contemplate that our purchasing subsidiary would assume existing loans secured by four of the hotels.  The table below describes these loans:

Hotel Location	Franchise	Outstanding Principal Balance (a)	Interest Rate	Maturity Date
Rogers, AR	Hampton Inn	$8,399,000	5.20%	9/1/2015
St. Louis, MO	Hampton Inn	14,016,000	5.30%	9/1/2015
Kansas City, MO	Hampton Inn	6,563,000	5.45%	10/1/2015
Oklahoma City, OK	Hampton Inn & Suites	20,529,000	(b)	11/10/2011
TOTAL		$49,507,000

Notes:

(a)  All loans provide for monthly payments of principal and interest on an amortized basis.

(b)  The mortgage note bears interest at LIBOR plus 1.65%.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel.  Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason.  Our purchasing subsidiary may

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become aware of facts or conditions pertaining to a hotel as a result of its review that will cause us to terminate a purchase contract.  If our purchasing subsidiary terminates a purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits under that contract to the seller.  If a closing occurs under a purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied.  They include, but are not limited to, the following: the sellers having performed and complied in all material respects with the covenants under the purchase contracts; all third party consents having been obtained; and the existing franchise and management agreements shall have been terminated by the sellers and new franchise and management agreements shall have been executed by one of our subsidiaries.  If any of the closing conditions under the purchase contracts are not satisfied by the sellers, our purchasing subsidiary may terminate a purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all of the hotels.

Anchorage, AK Hotel

On March 16, 2010, we caused one of our purchasing subsidiaries to enter into a purchase contract for the potential purchase of a hotel located in Anchorage, Alaska.  The purchase contract with Denali Lodging, LLC, as the seller, is for an Embassy Suites® hotel containing 169 guest rooms. The purchase price for the hotel is $42,000,000.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract is $50,000.  This initial deposit is refundable to our purchasing subsidiary if it elects to terminate the purchase contract during the “review period”, which ends on April 15, 2010.  If the purchase contract is not terminated during the review period, an additional deposit of $150,000 is due within three (2) business days after the expiration of the review period.

The initial deposit under the purchase contract was funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).  It is expected that the additional deposit and payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel.  Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason.  Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the purchase contract.  If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller.  If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied.  They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the existing franchise and management agreements shall have been terminated by the seller, and new franchise and management agreements shall have been executed by one of our subsidiaries.  If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 19, 2010

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